UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2016

VIASPACE Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	333-110680	76-0742386
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

382 N. Lemon Ave., Ste. 364, Walnut, California		91789
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	626-768-3360

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

Loan Agreement Dated January 25, 2016

Effective as of January 25, 2016, the Registrant and Schewe entered into a Loan Agreement pursuant to which Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use proceeds of past loans, to provide loans of up to $300,000 as required by the Company for a one-year period. The loans would be evidenced by a Secured Convertible Note. The Note (as with all subsequent notes) accrued interest at 8% per annum, were secured by all assets of the Registrant pursuant to a Security Agreement ("Security Agreement") and would be convertible into shares of Registrant common stock at a price equal to 20% of the average closing price for the 20 trading days prior to the issuance of the loan. Each note would mature on the second anniversary of the issuance date of such note.

The Loan Agreement, the Security Agreement and the Form of Senior Secured Promissory Note are attached hereto as Exhibits 10.1 through 10.3, respectively.

Loan Agreement Dated January 27, 2016

On January 27, 2016, Dr. Kevin Schewe, Director of the Registrant, made a $15,000 loan to the Registrant in conjunction with the Loan Agreement entered into with the Registrant on January 25, 2016. In the Loan Agreement, Schewe agreed, subject to satisfaction of certain conditions, including among other things, Schewe’s satisfaction with the use of proceeds of past loans, to provide loans of up to $300,000 as required by the Registrant for a one-year period. The loans would be evidenced by a Secured Convertible Note. The loans accrue interest at 8% per annum and are secured by all assets of the Registrant. At Schewe's election, the notes are convertible into shares of Registrant common stock at a price equal to 20% of the average closing price of the Registrant's common stock for the 20 trading days immediately preceeding the date of the loan. Each note matures on the first anniversary of the issuance date of such note. If Schewe chooses to convert, the $15,000 loan made on January 27, 2016 would convert into 37,500,000 shares of Registrant common stock at a common stock price of $0.0004 per share.

Including the newest loan, Schewe has made cumulative loans to the Registrant totaling $15,000 since the execution of the Loan Agreement.

The Note for the loan on January 27, 2016 is attached hereto as Exhibit 10.1.

Notice of Conversion of January 27, 2016 Loan

On January 27, 2016, Dr. Kevin Schewe, Director of the Registrant, in conjunction with the Loan Agreement entered into with the Registrant on January 27, 2016, converted $15,000 of loans that he previously made to the Registrant into shares of Registrant common stock.

Schewe had made a $15,000 loan to the Registrant on January 27, 2016. The $15,000 loan owed to him converted into 37,500,000 shares of Registrant common stock at a conversion price of $0.0004 per common share.

Item 3.02 Unregistered Sales of Equity Securities.

On January 27, 2016, the Registrant issued 37,500,000 shares of Registrant common stock to Dr. Kevin Schewe, Director of the Registrant, related to a loan on January 27, 2016. The shares were issued related to the conversion by Schewe of two convertible notes as discussed in detail in Item 1.01. The Registrant relied upon Section 4(2) of the Securities Act of 1933, as amended, for the offer and sale of its stock. It believed that Section 4(2) was available because the offer and sale was not a public offering of its securities and there was no general solicitation or general advertising involved in the offer or sale.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Resignation of director

On January 24, 2016, Mr. Khurram Irshad notifed the Registrant that he was resigning as a director of the Registrant. Mr. Irshad informed us that he is resigning in connection with the termination of the Consulting Agreement with Amaanco and the Registrant. A copy of the written correspondence regarding this resignation is attached as Exhibit 10.5. The Registrant provided a copy of the disclosures it is making in response to this Item 5.02 to Mr. Irshad and informed him that he may furnish the Registrant as promptly as possible with a letter stating whether he agrees or disagrees with the disclosures made in response to this Item 5.02, and that if he disagrees, then the Registrant requests that he provide the respects in which he does not agree with the disclosures. The Registrant will file any letter received from Mr. Irshad as an exhibit to an amendment to this current report on Form 8-K within two business days after receipt by the Registrant.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 Loan Agreement between Registrant and Kevin Schewe dated January 25, 2016.
10.2 Security Agreement between Registrant and Kevin Schewe dated January 25, 2016.
10.3 Form of Senior Secured Convertible Promissory Note between Registrant and Kevin Schewe.
10.4 Senior Secured Convertible Promissory Note dated January 27, 2016.
10.5 Resignation Letter of Khurram Irshad.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIASPACE Inc.

January 28, 2016	By:	Stephen J. Muzi

Name: Stephen J. Muzi
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Loan Agreement between Registrant and Kevin Schewe dated January 25, 2016
10.2	Security Agreement between Registrant and Kevin Schewe dated January 25, 2016
10.3	Form of Senior Secured Promissory Note between Registrant and Kevin Schewe
10.4	Senior Secured Convertible Promissory Note dated January 27, 2016
10.5	Resignation Letter of Khurram Irshad